UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2014

Global Indemnity plc

(Exact name of registrant as specified in its charter)

Ireland	001-34809	98-0664891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25/28 North Wall Quay Dublin 1 Ireland		None
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +(353) (0) 1 649 2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2014, the Compensation Committee of the Board of Directors of Global Indemnity plc (the “Company”) approved the employment arrangement for Cynthia Valko, the Company’s Chief Executive Officer through 2017. Ms. Valko’s employment arrangements provide for an annual base salary of $600,000 commencing January 1, 2014 and an annual target bonus opportunity of $500,000. The target bonus opportunity is based on achieving underwriting income, premium volume, and underwriting profitability targets, subject to a truing up, and is payable 50% in cash and 50% in restricted shares. The restricted share awards vest 33 1/3% per year over three years, subject to an accident year true-up of bonus year underwriting results as of the third anniversary of the stock award. The yearly bonus opportunity is subject to continued employment. The employment arrangements also confirm a stock option award, which was approved by the Compensation Committee of the Board on February 9, 2014, to purchase 300,000 shares of Company stock. The stock options vest as follows: 20% on the last day of calendar year 2015; 30% on the last day of calendar year 2016; and the remaining 50% on the last day of calendar year 2017, and are based on achieving underwriting income, premium volume, and underwriting profitability targets, subject to an accident year true up on the 3rd anniversary of each such year. Vesting of the stock options is subject to continued employment. The exercise price applicable to the Stock Options is $25.00 subject to adjustment based on the Company’s average year-end tangible book value, the average interest rate of certain Treasury bonds and the time period elapsed between January 1, 2014 and the date the stock options are exercised. The stock options were granted under and are subject to the terms of the Company’s Share Incentive Plan, as amended, subject to shareholder approval of such plan to the extent required to effect such grant under the plan.

The foregoing description of the employment arrangements for Ms. Valko does not purport to be complete and is subject to and qualified in its entirety by reference in its entirety to the Description of Employment Arrangements with Cynthia Valko which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Description of Employment Arrangements with Cynthia Valko dated as of December 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity plc

December 12, 2014	By:	/s/ Linda C. Hohn
	Name:	Linda C. Hohn
	Title:	Vice President & Associate General Counsel

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